UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NORDSON CORPORATION

(Name of Registrant as Specified in Its Charter)

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Nordson Corporation 28601 Clemens Road Westlake, OH 44145 USA	+1.440.892.1580 Phone www.nordson.com

IMPORTANT NOTICE FROM NORDSON CORPORATION

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON TUESDAY, MARCH 2, 2021

This document supplements the definitive proxy statement of Nordson Corporation (the “Company”) previously filed with the Securities and Exchange Commission (the “SEC”) on January 22, 2021 (the “Proxy Statement”) and being furnished to Company shareholders in connection with the solicitation of proxies by the Board of Directors of the Company for the Company’s virtual annual meeting of shareholders to be held on Tuesday, March 2, 2021, at 10:00 a.m., Eastern Time (the “Annual Meeting”). At the Annual Meeting, among other items, Company shareholders will be asked to approve the Nordson Corporation 2021 Stock Incentive and Award Plan (the “2021 Plan”) as described in the Proxy Statement and in this supplement.

This supplement is intended to (1) clarify the disclosure regarding the number of shares that will be available under the 2021 Plan and the classes of participants eligible to participate in the 2021 Plan, (2) revise and update the tabular disclosure required under Item 201(d) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and (3) revise the form of the 2021 Plan that is attached as Appendix A to the Proxy Statement.

This supplement is being filed with the SEC and made available to Company shareholders on February 2, 2021. This supplement should be read in conjunction with, and as a modification of, the Proxy Statement.

Item One. Clarified Disclosure for “PROPOSAL 4: APPROVE NORDSON CORPORATION 2021 STOCK INCENTIVE AND AWARD PLAN”

The bullet point entitled “Reasonable Share Reserve” on page 38 of the Proxy Statement is amended and replaced in its entirety with the following bullet point (marked to show the changes from the current bullet point):

•

Reasonable Share Reserve. The maximum number of common shares that may be issued under the 2021 Plan is ~~2,213,523~~ 900,000 shares, ~~including~~ plus the number of shares that are available to be granted under the Prior Plan on the date shareholders approve the 2021 Plan (currently estimated to be 1,313,523 shares). This share reserve represents an increase of 900,000 over the expected remaining share reserve of the Prior Plan.

The bullet point entitled “Low Burn Rate” on page 38 of the Proxy Statement is amended and replaced in its entirety with the following bullet point (marked to show changes from the current bullet point):

•

Low Burn Rate.    We define our raw burn rate as the number of equity awards granted in the year, divided by the weighted average number of common shares outstanding (basic share base) during the year. It measures the potential dilutive effect of annual equity grants. Our raw burn rates for fiscal years 2018 through 2020 are depicted in the table below. We believe that our burn rate is reasonable in relation to companies in our peer group and reflects a judicious use of equity for compensation purposes. As of October 31, 2020, approximately 1,493,523 common shares remained available for issuance pursuant to the Prior Plan. Under the 2021 Plan, the maximum number of common shares that may be issued is ~~2,213,523~~ 900,000 shares, plus the number of shares that are available to be granted under the Prior Plan on the date shareholders approve the 2021 Plan (currently estimated to be 1,313,523 shares) (representing an increase of 900,000 over the expected remaining share reserve of the Prior Plan). If our shareholders approve the 2021 Plan, we believe that the 2021 Plan’s share reserve is likely to be sufficient for approximately five years.

The first paragraph of the subsection entitled “2021 Plan Limits” on page 40 of the Proxy Statement is amended and replaced in its entirety with the following paragraph (marked to show changes from the current paragraph):

2021 Plan Limits.    We are asking our shareholders to authorize ~~2,213,523 shares for issuance as awards under the 2021 Plan, inclusive~~ 900,000 shares, plus the number of shares that ~~were~~ are available to be granted under the Prior Plan on the date shareholders approve the 2021 Plan (currently estimated to be 1,313,523 shares), for issuance as awards under the 2021 Plan (representing an increase of 900,000 over the expected remaining share reserve of the Prior Plan). All of the common shares reserved for issuance under the 2021 Plan may be granted with respect to awards of “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code).

The subsection entitled “Eligibility for Awards” on page 41 of the Proxy Statement is amended and replaced in its entirety with the following subsection (marked to show changes from the current subsection):

Eligibility for Awards.    The 2021 Plan authorizes the Compensation Committee to make awards to any of our employees or non-employee directors. The selection of participants and the nature and size of awards are within the discretion of the Compensation Committee. ~~For the fiscal year 2020 grant cycle, there are approximately 434 employees (approximately 5.7% of global employee population) and nine~~ The basis for participation in the 2021 Plan is selection for participation by the Compensation Committee (or its proper delegate). As of January 22, 2021, the Company had eight non-employee directors ~~who were granted awards under the Prior Plan. Over the past four fiscal years, we have averaged~~ and approximately ~~388 employee-grantees~~ 7,461 employees.

Item Two. Revised and Updated “Current Equity Compensation Plan Information” Disclosure

The “Current Equity Compensation Plan Information” disclosure on page 46 of the Proxy Statement is amended and replaced in its entirety with the following disclosure:

Current Equity Compensation Plan Information

The following table provides information concerning the Company’s equity compensation plans or individual arrangements that were approved by shareholders and those that were not approved by shareholders as of October 31, 2020:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first reporting column)(3)
Equity compensation plans approved by security holders	1,930,841	$122.45	1,493,523
Equity compensation plans not approved by security holders	—	—	—
Total	1,930,841	$122.45	1,493,523

(1)	The number of shares reported may overstate dilution due to the inclusion of performance-based awards.
(2)	Full value equity awards such as performance share incentive awards are not taken into account in the weighted-average price, as such awards have no exercise price.
(3)	As of October 31, 2020, includes shares available for future issuance under the 2012 Plan, including for awards other than options, warrants and rights.

Item Three. Revised Appendix A to Proxy Statement

Section 3.a. of the version of the 2021 Plan included on page A-4 of Appendix A to the Proxy Statement is amended and replaced in its entirety with the following (marked to show changes from the current subsection):

a. Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 900,000, ~~including~~ plus the number of Shares that, on the Approval Date, were available to be granted under the Prior Plan but which were not then subject to outstanding awards under the Prior Plan, all of which may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16.

Other than the supplemental disclosure included above, this supplement does not revise or update any other information in the Proxy Statement. From and after the date of this supplement, any reference to the Proxy Statement will be to the Proxy Statement as supplemented hereby.

February 2, 2021